SECURITIES PURCHASE AGREEMENT

BETWEEN

SCIENCE DYNAMICS CORPORATION

AND

BARRON PARTNERS LP

DATED

September 15, 2006

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 15th day of September, 2006 between Science Dynamics Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”) and Barron Partners LP, a Delaware limited partnership (“Investor”).

RECITALS

WHEREAS, the Investor wishes to purchase from the Company, upon the terms and subject to the conditions of this Agreement, for the Purchase Price as hereinafter defined, (a) the Company’s convertible subordinated promissory note (the “Note”) in the principal amount of four million five hundred thousand dollars ($4,500,000), the Note to be in the form attached hereto as Exhibit A, and (b) Common Stock Purchase Warrants (the “Warrants”) to purchase up to one hundred twenty five million (125,000,000) shares of the Company’s common stock, par value $.01 per share (“Common Stock”) at an exercise price of five cents ($.05) per share, and one hundred twenty five million (125,000,000) shares of Common Stock at an exercise price of twelve and one-half cents ($.125) per share. The Note will be convertible into shares of Series A Preferred Stock or Common Stock, as such terms are hereinafter defined, in the manner set forth in the Note; and

WHEREAS, pursuant to the RTI Agreement, as hereinafter defined, the Company is acquiring Ricardi Technologies, Inc., a Virginia corporation (“RTI”) for consideration consisting of fifty million (50,000,000) shares of Common Stock, $3,500,000 in cash, a note in the principal amount of five hundred thousand dollars ($500,000), and one million (1,000,000) shares of series B preferred stock, par value $.01 per share (“Series B Preferred Stock”), which are convertible into an aggregate of eight million three hundred thirty three thousand three hundred thirty three (8,333,333) shares of Common Stock; and

WHEREAS, the parties intend to memorialize the terms on which the Company will sell and the Investor will purchase the Note and Warrants.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

INCORPORATION BY REFERENCE AND DEFINITIONS

1.1.
Incorporation by Reference. The foregoing recitals and the Exhibits and Schedules attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2.
Supersedes Other Agreements. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company’s principal office.

SECURITIES PURCHASE AGREEMENT

1.3.
Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

1.3.1. “4.9% Limitation” has the meaning set forth in Section 2.1.3 of this Agreement.

1.3.2. “1933 Act” means the Securities Act of 1933, as amended.

1.3.3. “1934 Act” means the Securities Exchange Act of 1934, as amended.

1.3.4. “Affiliate” means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term “control,” as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50% of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

1.3.5. “Bylaws” means the bylaws of the Company, as the same may be amended from time to time.

1.3.6. “Certificate of Designation” means the certificate of the rights, preferences and privileges, subject to the limitations, with respect to the Series A Preferred Stock, pursuant to Article Fourth of the Certificate of Incorporation. The Certificate of Designation shall be in substantially the form of Exhibit B to this Agreement, subject to the provision of Section 6.5 of this Agreement.

1.3.7. “Certificate of Incorporation” means the certificate of incorporation of the Company, as the same may be amended from time to time.

1.3.8. “Change of Name” means the change of the Company’s corporate name to a name which better reflects its business.

1.3.9. “Closing” means the consummation of the transactions contemplated by this Agreement, all of which transactions shall be consummated contemporaneously with the Closing.

1.3.10. “Closing Date” means the date on which the Closing occurs, which be not later than September , 2006.

1.3.11. “Common Stock” means the Company’s common stock, which is presently designated as the common stock, par value $.01 per share.

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1.3.12. “Company’s Governing Documents” means the Certificate of Incorporation and Bylaws.

1.3.13. “Convertible Securities” means the Note and the Series A Preferred Stock.

1.3.14. “Delaware Law” means the Delaware General Corporation Law.

1.3.15. “EBITDA” means consolidated earnings before interest, taxes, depreciation and amortization, determined in accordance with GAAP.

1.3.16. “Escrow Agreement” means the Escrow Agreement among the Company, the Investor and Sichenzia Ross Friedman Ference LLP, as Escrow Agent, attached hereto as Exhibit C it being acknowledged that the Escrow Agent is counsel for the Company.

1.3.17. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors of and consultants (other than consultants whose services relate to the raising of funds) of the Company pursuant to the any stock or option plan that was or may be adopted by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder and pursuant to the Registration Rights Agreement, the Note, the Warrants and the Certificate of Designation and any other options, warrants or convertible securities which are outstanding on after completion of the Closing, and (c) securities issued pursuant to acquisitions, licensing agreements, or other strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business which the Company’s board of directors believes is beneficial to the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

1.3.18. “GAAP” means United States generally accepted accounting principles consistently applied.

1.3.19. “Material Adverse Effect” means any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under any other material agreement.

1.3.20. “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

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1.3.21. “Preferred Stock” shall mean the preferred stock, par value $.01 of the Company.

1.3.22. “Purchase Price” means the four million five hundred thousand dollars ($4,500,000) to be paid by the Investor to the Company for the Note and the Warrants

1.3.23. “Registration Rights Agreement” means the registration rights agreement between the Investor and the Company in substantially the form of Exhibit D to this Agreement.

1.3.24. “Registration Statement” means the registration statement under the 1933 Act to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement.

1.3.25. “Restated Certificate” means the restated certificate of incorporation in substantially the form of Exhibit E to this Agreement, which shall effect the Reverse Split and the Change of Name upon filing with the Secretary of State of the State of Delaware.

1.3.26. “Restricted Stockholders” shall have the meaning set forth in Section 6.16 of this Agreement.

1.3.27. “Reverse Split” means a one-for-ten reverse split of the Common Stock.

1.3.28. “RTI Agreement” means the stock purchase agreement dated September , 2006, by and between the Company and stockholders of RTI with respect to the Company’s acquisition of all of the capital stock of RTI, such agreement to be in substantially the form provided to the Investor.

1.3.29. “Securities” means the Note, the shares of Series A Preferred Stock, the Warrants and the Shares.

1.3.30. “SEC” means the Securities and Exchange Commission.

1.3.31. “SEC Documents” means, at any given time, the Company’s latest Form 10-K or Form 10-KSB and all Forms 10-Q or 10-QSB and 8-K and all proxy statements or information statements filed between the date the Form 10-K or Form 10-KSB was filed and the date as to which a determination is being made until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

1.3.32. “Series A Preferred Stock” means the shares of Series A Preferred Stock having the rights, preferences and privileges and subject to the limitations set forth in the Certificate of Designation.

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1.3.33. “Series B Preferred Stock” means the shares of Series B Preferred Stock to be issued pursuant to the RTI Agreement and having the rights, preferences and privileges and subject to the limitations set forth in the Series B Certificate of Designation.

1.3.34. “Series B Certificate of Designation” means the certificate of designation relating to the Series B Preferred Stock, in substantially the form of Exhibit F to this Agreement.

1.3.35. “Shares” means, collectively, the shares of Common Stock issued or issuable (i) upon conversion of the Note or the Series A Preferred Stock or (ii) upon exercise of the Warrants.

1.3.36. “Subsequent Financing” means any offer and sale of shares of the Preferred Stock or debt that, in either case, is initially convertible into shares of Common Stock or otherwise senior or superior to the Series A Preferred Stock.

1.3.37. “Total Shares” means the total number of shares of Common Stock as are issuable upon conversion of the Note, such number to be determined as if the Note are never converted into shares of Series A Preferred Stock.

1.3.38. “Transaction Documents” means this Agreement, all Schedules and Exhibits attached hereto, the Certificate of Designation, the Warrants, the Registration Rights Agreement and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby.

1.3.39. “Warrants” means the Common Stock Purchase Warrants in substantially the form of Exhibits G-1 and G-2 to this Agreement.

1.4.
References to Agreement. All references in this Agreement to “herein” or words of like effect, when referring to preamble, recitals, article and section numbers, schedules and exhibits shall refer to this Agreement unless otherwise stated.

ARTICLE II

SALE AND PURCHASE OF NOTE AND WARRANTS; PURCHASE PRICE

2.1.	Sale of Note and Issuance of Warrants.

2.1.1. Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, on the Closing Date the Note and the Warrants as set forth after the Investor’s name on Schedule A to this Agreement for the Purchase Price. The Purchase Price shall be paid by the Investor to the Company on the Closing Date by a wire transfer of the Purchase Price into escrow to be held by the escrow agent pursuant to the terms of the Escrow Agreement. The Company shall cause the Note and the Warrants to be issued to the Investor upon the release of the Purchase Price to the Company by the escrow agent pursuant to the terms of the Escrow Agreement.

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2.1.2. As set forth more fully in the Note, principal and interest on the Note shall be automatically converted into such number of shares of Series A Preferred Stock as is determined by dividing the principal amount of the Note by the Preferred Stock Conversion Price, as set forth in the Note, which shall initially be fifty seven and one-half cents ($.575) upon the filing by the Company of the Restated Certificate. As set forth more fully in the Certificate of Designation, each share of Series A Preferred Stock will be convertible into twenty-five (25) shares of Common Stock.

2.1.3. Notwithstanding any other provision of this Agreement, except as expressly provided in the Note, the Certificate of Designation or the Warrants, no Investor shall be entitled to convert the Note or the Series A Preferred Stock into shares of Common Stock or to exercise the Warrants to the extent that such conversion or exercise would result in beneficial ownership by the Investor and its Affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date. For the purposes of this Agreement beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. The limitation set forth in this Section 2.1.3 is referred to as the “4.9% Limitation.”

2.2.
Purchase Price. The Purchase Price payable by the Investor shall be delivered by the Investor in the form of wire transfers in United States dollars from the Investor to the escrow agent pursuant to the Escrow Agreement on the Closing Date.

ARTICLE III

CLOSING DATE AND DELIVERIES AT CLOSING

3.1.
Closing Date. The Closing of the transactions contemplated by this Agreement shall be held at the offices of counsel for the Company, at 1:00 P.M. local time, on the Closing Date or on such other date and time and at such other place as may be mutually agreed by the parties, including Closing by facsimile with originals to follow.

3.2.
Deliveries by the Company. In addition to and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered, to the escrow agent under the Escrow Agreement, the following:

(a) At or prior to Closing, an executed Agreement with all exhibits and schedules attached hereto.

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(b) At the Closing, the executed Note in the name of the Investor.

(c) At or prior to the Closing, executed Warrants in the name of the Investor.

(d) The executed Registration Rights Agreement.

(e) Certifications in form and substance acceptable to the Company and the Investor from any and all brokers or agents involved in the transactions contemplated hereby as to the amount of commission or compensation payable to such broker or agent as a result of the consummation of the transactions contemplated hereby and from the Company or Investor, as appropriate, to the effect that reasonable reserves for any other commissions or compensation that may be claimed by any broker or agent have been set aside.

(f) Evidence of approval of the board of directors of the Company of (i) the Transaction Documents and the transactions contemplated hereby and (ii) the Restated Certificate, which shall reflect the Change of Name and the Reverse Split, which shall be subject to stockholder approval.

(g) Evidence that the Company has complied with the provisions of Sections 6.10 and 6.11 of this Agreement on or prior to the Closing Date.

(h) Evidence that the Company has filed the Certificate of Designation and the Series B Certificate of Designation with the Secretary of State of Delaware.

(i) Good standing certificates of the Company issued by the Secretary of State of Delaware.

(j) An opinion from the Company’s special counsel concerning the Transaction Documents and the transactions contemplated hereby in form and substance reasonably acceptable to Investor.

(k) The executed Escrow Agreement.

(l) Copies of all executive employment agreements, including executed amendments to the employment agreements between the Company and Paul Burgess and the Company and Joe Noto both dated August 28, 2006, all past and present financing documentation or other documentation where stock could potentially be issued or issued as payment, all past and present litigation documents and historical financials, not previously provided to Investor.

(m) Evidence that the Company has complied with all of its obligations set forth in Article IX of this Agreement.

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(n) Evidence that (i) that the Company shall have settled its obligations (i) to Laurus Master Fund, Ltd. (“Laurus”) by the payment of $500,000, the issuance of a promissory note in the principal amount of $250,000 and the issuance of a warrant to purchase 14,583,333 shares of Common Stock at $.01 per share, and (ii) to The Keshet Fund L.P. and Keshet L.P. (collectively, “Keshet”) by the issuance of 3,000,000 shares of Common Stock in settlement of all of the Corporation’s obligations to Keshet

(o) Such other documents or certificates as shall be reasonably requested by Barron on behalf of the Investor.

3.3.
Deliveries by Investor. In addition to and without limiting any other provision of this Agreement, the Investor agrees to deliver, or cause to be delivered, to the escrow agent under the Escrow Agreement, the following:

(a) A deposit in the amount of the Purchase Price;

(b) The executed Agreement with all Exhibits and Schedules attached hereto;

(c) The executed Registration Rights Agreement;

(d) The executed Escrow Agreement; and

(e) Such other documents or certificates as shall be reasonably requested by the Company or its counsel.

In the event any document (other than the Note and Warrants) provided to the other party in Sections 3.2 and 3.3 herein are provided by facsimile, the party shall forward an original document to the other party within seven (7) business days.

3.4.
Further Assurances. The Company and the Investor shall, upon request, on or after the Closing Date, cooperate with each other (specifically, the Company shall cooperate with the Investor, and the Investor shall cooperate with the Company) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

3.5.
Waiver. The Investor may waive any of the requirements of Section 3.2 of this Agreement or any of its rights under the Escrow Agreement, and the Company at its discretion may waive any of its rights of Section 3.3 of this Agreement or any of its rights under the Escrow Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

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The Company represents and warrants to the Investor as of the date hereof and as of Closing (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations the Investor has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

4.1.	Organization and Qualification.

4.1.1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

4.1.2. RTI will, at the closing date, be wholly owned by the Company. No person has any right, title or interest in any equity, debt or other securities of any kind, including any options, warrants, rights or convertible securities, of any subsidiary of the Company.

4.2.	Governing Documents. The complete and correct copies of the Company’s Governing Documents, as in effect on the Closing Date, has been delivered to the Investor.

4.3.	Capitalization.

4.3.1. The authorized and outstanding capital stock of the Company is set forth in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006 with the SEC and updated on all subsequent SEC Documents. All shares of capital stock have been duly authorized and are validly issued, and are fully paid and no assessable, and free of preemptive rights. As of Closing, the outstanding Common Stock will be as set forth on Schedule 4.3.1 to this Agreement. Said Schedule 4.3.1 shall also set forth all shares issuable pursuant to any agreements, including employment agreements, outstanding options, plans providing for the grant of options, stock grants or other equity-based incentives, warrants, convertible securities, notes and other debt instruments. All outstanding shares of capital stock have been duly authorized and are validly issued, and are fully paid and non-assessable and free of preemptive rights. All shares of capital stock described above to be issued have been duly authorized and when issued, will be validly issued, fully paid and non-assessable and free of preemptive rights.

4.3.2. All shares of capital stock described above to be issued have been duly authorized and when issued, will be validly issued, fully paid and non-assessable and free from preemptive rights.

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4.3.3. Except pursuant to this Agreement and as set forth in Schedule 4.3.1 hereto, and as set forth in the Company’s SEC Documents, filed with the SEC, as of the date hereof and as of the Closing Date, there are no outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock. The Company agrees to inform the Investor in writing of any additional warrants granted prior to the Closing Date.

4.3.4. The Company on the Closing Date (i) will have full right, power, and authority to sell, the Note and Warrants to the Investor, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever; and (ii) upon conversion of the Note or Series A Preferred Stock issuable upon conversion of the Note and upon exercise of the Warrants, the Investor will acquire title to the Shares issuable upon such conversion or exercise, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever, except as otherwise provided in this Agreement and except for any of the foregoing which results from actions or omissions on the part of the Investor; provided, however, that as of the date of this Agreement and as of the Closing Date, the Company does not have sufficient authorized Common Stock for issuance upon conversion of the Note or the Series A Preferred Stock or upon exercise of the Warrants. Accordingly, the Company agrees that, not later than thirty (30) days from the Closing Date, the Company will file with the SEC a proxy statement pursuant to Regulation 14A of the SEC pursuant to the 1934 Act seeking stockholder approval of the Restated Certificate, and the Company will use all commercially reasonable efforts to obtain stockholder approval as soon as practical after filing the proxy statement.

4.4.	Authority.

4.4.1. The Company has, subject to the qualification set forth in Section 4.3.4 of this Agreement, all requisite corporate power and authority to execute and deliver this Agreement, the Note and the Warrants, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement; provided, however, that stockholder approval is required for the Company to adopt the Restated Certificate. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to said Section 4.3.4; provided, however, that no representation is made with respect to the ability of either Investor to convert the Note or, following the filing of the Restated Certificate and the Certificate of Designation, the Series A Preferred Stock or exercise any Warrant if and to the extent that the Conversion Price of the Note or the Series A Preferred Stock, as defined in the Note or the Certificate of Designation, or the number of Shares issuable upon exercise of the Warrants would result in the issuance of a number of shares of Common Stock which is greater than the amount by which the authorized Common Stock exceeds the sum of the outstanding Common Stock and the shares of Common Stock reserved for issuance pursuant to outstanding agreements and outstanding options, warrants, rights, convertible securities and other securities upon the exercise or conversion of which or pursuant to the terms of which additional shares of Common Stock may be issuable (the foregoing proviso being referred to as the “Authorized Stock Proviso”).

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4.4.2. The Company’s board of directors has adopted the Restated Certificate and the Certificate of Designation, subject to stockholder approval of the Restated Certificate, as required by the Delaware Law.

4.4.3. The shares of Series A Preferred Stock issuable upon conversion of the Note and the Shares issuable upon conversion of the Note and the Series A Preferred Stock and upon exercise of the Warrants will be, when so issued after filing of the Restated Certificate, duly and validly authorized and issued, fully paid and non-assessable and not issued in violation of any preemptive rights or rights of first refusal.

4.4.4. Upon the filing with the Secretary of State of the State of Delaware of the Restated Certificate, the shares of Series A Preferred Stock issued upon conversion of the Note will be duly and validly authorized and issued, fully paid and non-assessable.

4.5.
No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder will not: (i) conflict with or violate the Company’s Governing Documents; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, “Laws”) in effect as of the date of this Agreement and applicable to the Company; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by the Company or any of its properties or assets is bound other than violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbency that would not, in the aggregate, have a Material Adverse Effect except to the extent that stockholder approval may be required as a result of the Authorized Stock Proviso, in which event, the Company will seek stockholder approval to an increase in the authorized Common Stock sufficient to enable the Company to be in compliance with this Section 4.5.

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4.6.	Report and Financial Statements.

4.6.1. The Company has delivered to the Investor its audited balance sheet as of December 31, 2005 and the audited statements of operations, stockholders equity and cash flows for the years ended December 31, 2005 and 2004, and the unaudited balance sheet as of June 30, 2006 and unaudited statements of operations and cash flows for the six months ended June 30, 2006 and 2005 and stockholders’ equity for the six months ended June 30, 2006, in each case including notes to the financial statements (collectively, the “Financial Statements”). Each of the balance sheets contained in such Financial Statements (including the related notes and schedules thereto) fairly presented the financial position of the Company, as of its date, and each of the statements of operations, stockholders’ equity and cash flows in such Financial Statements (including any related notes and schedules thereto) fairly presents, the results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of the Company, for the periods to which they relate, in each case in accordance with GAAP, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. The books and records of the Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.  Peter C. Cosmas Co. CPA’s, who audited the 2005 audited financial statements, is independent within the meaning of the regulations of the SEC.

4.6.2. Peter C. Cosmas Co. CPA’s has not issued any management letter in connection with its audit of the Company’s audited Financial Statements for 2005 or 2004.

4.7.
Compliance with Applicable Laws. The Company is not in violation of, or, to the knowledge of the Company, is under investigation with respect to or has been given notice or has been charged with the violation of any Laws, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

4.8.
Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, except as set forth in Schedule 4.8 to this Agreement.

4.9.
SEC Documents. The Company is a publicly held company and it has made available to the Investor true and complete copies of any requested SEC Documents. The Company has registered its Common Stock pursuant to Section 12(g) of the 1934 Act. The Common Stock is quoted and traded on the OTC Bulletin Board. The Company has received no notice, either oral or written, with respect to the continued quotation or trading of the Common Stock on the OTC Bulletin Board. The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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4.10.
Litigation. To the knowledge of the Company, no litigation, claim, or other proceeding before any court or governmental agency is pending or to the knowledge of the Company, threatened against the Company, the prosecution or outcome of which, if adversely determined, is likely to have a Material Adverse Effect.

4.11.
Exemption from Registration. Subject to the accuracy of the Investor’s representations in Article V, except as required pursuant to the Registration Rights Agreement, the sale of the Securities by the Company to the Investor will not require registration under the 1933 Act. When validly converted in accordance with the terms of the Note and the Series A Preferred Stock, and upon exercise of the Warrants in accordance with their terms, the Shares underlying the Series A Preferred Stock and the Warrants will be duly and validly issued, fully paid, and non-assessable, subject to the qualification set forth in Section 4.3.4 of this Agreement. The Company is issuing the Note, and, upon conversion of the Note, the Series A Preferred Stock, and the Warrants in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(2) of the 1933 Act; provided, however, that certain filings and registrations may be required under state securities “blue sky” laws depending upon the residency of the Investor.

4.12.
No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Series A Preferred Stock or Warrants, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Series A Preferred Stock or Warrants, under the 1933 Act, except as required herein.

4.13.
No Material Adverse Effect. Since March 31, 2006, no event or circumstance resulting in a Material Adverse Effect has occurred or exists with respect to the Company. No material supplier or customer has given notice, oral or written, that it intends to cease or reduce the volume of its business with the Company from historical levels. Since March 31, 2006, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under any applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Investor.

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4.14.
Material Non-Public Information. The Company has not disclosed to either Investor any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed; provided, however, that the Company has disclosed to the Investor matters relating to the Company’s acquisition of RTI and the terms of such acquisition.

4.15.
Internal Controls And Procedures. To the knowledge of the Company, the Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound have been executed with management’s authorization; (ii) the recorded accounting of the Company’s and its subsidiaries’ assets is compared with existing assets at regular intervals; (iii) access to the Company’s and its subsidiaries’ assets is permitted only in accordance with management’s authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the consolidated financial statements of the Company in accordance with United States generally accepted accounting principals; it being understood that the Company has not conducted an internal controls audit and that no such audit has been required under applicable law.

4.16.
Full Disclosure. No representation or warranty made by the Company in this Agreement and no certificate or document furnished or to be furnished to the Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company that:

5.1.
Organization and Standing of the Investor. The Investor is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. The Investor was not formed for the purpose of investing solely in the Securities. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary partnership action where appropriate. The state in which any offer to purchase the Securities was made or accepted by the Investor is the state shown as the Investor’s address.

5.2.
Authorization and Power. The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the Securities being sold to it hereunder. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Investor and at the Closing shall constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

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5.3.
No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of the Investor’s charter documents or bylaws where appropriate or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on the Investor). The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of the Investor’s obligations under this Agreement or to purchase the securities from the Company in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

5.4.
Financial Risks. The Investor acknowledges that the Investor is able to bear the financial risks associated with an investment in the securities being purchased by the Investor from the Company and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by the Investor from the Company by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.5.
Accredited Investor. The Investor is (i) an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities being purchased by the Investor from the Company. The Investor is acquiring the Securities for investment and not with a view to the sale or distribution thereof and understands that such Securities are restricted securities, as defined in the 1933 Act, and may not be sold or otherwise distributed except pursuant to an effective registration statement or an exemption from the registration requirements of the 1933 Act and that the certificates for such securities shares and Warrants will bear an investment legend.

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5.6.
Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor, except as set forth on Schedule 4.8, it being understood that the compensation payable to the brokers listed on such Schedule 4.8 are payable by the Company.

5.7.
Knowledge of Company. The Investor and its advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities being purchased by the Investor from the Company. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

5.8.
Risk Factors. The Investor understands that the investment by the Investor in the Securities being purchased by the Investor from the Company involves a high degree of risk. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by the Investor from the Company. The Investor warrants that it is able to bear the complete loss of its investment in the securities being purchased by it from the Company. In acquiring the Securities, the Investor is not relying upon any projections of the future financial condition, results of operations or cash flows relating to the Company. The Investor acknowledges and agrees that (a) it has had the opportunity to obtain, and it has reviewed and discussed with the Company, to the extent that it deems necessary, information concerning the Company, including risks relating to the Company and its financial statements, and that (b) in entering into and performing this Agreement, the Investor has not relied on any oral representations made by the Company or any of its agents, representatives or advisors.

5.9.
Full Disclosure. No representation or warranty made by the Investor in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, (a) the Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company, and (b) during the past five years there has not occurred any event listed in Item 401(f) of Regulation S-K or any investigation relating to any such event with respect to the Investor or any of its managing partners.

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ARTICLE VI

COVENANTS OF THE COMPANY

6.1.	Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect and shall comply in all material respects with the terms thereof.

6.2.
Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the Shares underlying the Note or the Series A Preferred Stock, as the case may be, and the Warrants; provided, however, that if, as a result of the Authorized Stock Proviso, there are not sufficient shares reserved as required in this Section 6.2, the Company shall, within thirty (30) days after the Company becomes aware of such deficiency, prepare and file with the SEC a proxy statement pursuant to which the Company will seek stockholder approval for an increase in the authorized Common Stock sufficient to enable the Company to be in compliance with this Section 6.2. The Investor agrees to vote in favor of such proposal.

6.3.	Compliance with Laws. The Company hereby agrees to comply in all material respects with the Company’s reporting, filing and other obligations under the federal securities laws.

6.4.
1934 Act Registration and Compliance. The Company will use its best efforts to comply in all respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend any such registration or to terminate or suspend its reporting and filing obligations under the 1934 until the Investor has disposed of all of its Shares or to cause the trading of the Common Stock on the OTC Bulletin Board to be suspended or terminated other than as a result of a change in the standards or requirements for such trading. In the event that the Common Stock is traded in a market which does not require the Company to be current in its reporting requirement under the 1934 Act, the Company shall, nonetheless, continue to file all reports required to be filed by a reporting company. If for any reason, the Company’s common stock is not a reporting company pursuant to the 1934 Act, the Company shall pay the Investor, as liquidated damages, an amount at the rate of twenty-four percent (24%) per annum, of the Purchase Price of the principal amount of the Note or the shares of Series A Preferred Stock (or shares of Common Stock issued upon conversion of the Series A Preferred Stock) that are then owned by the Investor. Such payment shall be made in cash or in shares of Series A Preferred Stock, as the Investor shall elect, with the payment of the Series A Preferred Stock being based on the Purchase Price. The liquidated damages shall be paid on a per diem basis, for each day during which the Company fails to be in compliance with this Section 6.4.

6.5.
Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

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6.6.
Series A Preferred Stock. Until the earliest of (a) three years from the Closing or (b) such date as the Investor shall have converted the Note or the Series A Preferred Stock into not less than 90% of the Total Shares sold the underlying Shares or (c) such date as the Investor shall have transferred the Note or the Series A Preferred Stock which are convertible into an aggregate of not less than 90% of the Total Shares, the Company will not issue any preferred stock of with the exception of Series A Preferred Stock issued to the Investor as provided in this Agreement and the Registration Rights Agreement.

6.7.
Convertible Debt. On or prior to the Closing Date, the Company will cause to be cancelled all convertible debt in the Company. Until the earliest of (a) three years from the Closing or (b) such date as the Investor shall have converted the Note or the Series A Preferred Stock into not less than 90% of the Total Shares sold the underlying Shares or (c) such date as the Investor shall have transferred the Note or the Series A Preferred Stock which are convertible into an aggregate of not less than 90% of the Total Shares, the Company will not issue any convertible debt.

6.8.
Debt Limitation. The Company agrees that, for two years after Closing, neither it nor its consolidated subsidiaries, shall permit outstanding indebtedness, based on the principal amount outstanding at the end of a calendar quarter, to be more than two times the sum of the EBITDA from continuing operations over the four quarters ending on such date. Indebtedness shall include any liabilities or obligations which, under GAAP, are reflected as indebtedness on the Company’s consolidated balance sheet.

6.9.
Reset Equity Deals. On or prior to the Closing Date, the Company will cause to be cancelled any and all reset features related to any shares outstanding that could result in additional shares being issued. For a period of three years from the Closing the Company will not enter into any transactions that have any reset features that could result in additional shares being issued. For purposes of this Section 6.9, a reset provision for a convertible security or derivative security shall mean a provision (a) whereby the issuance of securities at a lower price or having a lower conversion or exercise price will result in the conversion or exercise price of the security being reduced to the lower price or lower conversion or exercise price or more shares being issued, as the case may be, or (b) which provide that the conversion or exercise price is based on the market price at the time of conversion or exercise or (c) any other device which results in an adjustment to the exercise price or conversion price of the securities other than stock dividends, stock splits, stock distributions, combination of shares, reverse splits, and other recapitalizations, as long as they effect all stockholders appropriately.

6.10.	Independent Directors.

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6.10.1. The Company shall have caused the appointment of the majority of the board of directors to be independent directors, as defined by the rules of the Nasdaq Stock Market, not later than forty five (45) days after the Closing Date.

6.10.2. If, at any time subsequent to the expiration of forty five (45) days after the Closing Date until the earlier of (a) three years from the Closing or (b) such date as the Investor shall have converted not less than 90% of the Convertible Securities and sold the underlying Shares or (c) such date as the Investor shall have transferred not less than 90% of the Convertible Securities or (d) such date as the total number or principal amount of Convertible Securities which the Investor shall have either transferred or converted and sold the underlying Shares shall represent not less than 90% of Shares issuable upon conversion of the Convertible Securities issued to the Investor, the board of directors shall not be composed of a majority of independent directors:

6.10.2.1. for a reason other than for an Excused Reason, the Company shall have sixty (60) days to take such steps as are necessary so that a majority of the Company’s directors are independent directors, and

6.10.2.2. for an Excused Reason, the Company shall have seventy five (75) days from the date that the Company becomes aware of the event (or the last event if there are more than one such event) giving rise to the Excused Reason, to take such steps as are necessary so that a majority of the Company’s directors are independent directors.

6.10.3. The term “Excused Reason” shall mean the death or resignation of an independent director or the occurrence of an event whereby an independent director ceases to be independent.

6.10.4. If, during the period referred to in Section 6.10.2 of this Agreement, the Company shall have failed to have a board of directors composed of a majority of independent directors after the date by which such situation was to have been cured pursuant to Section 6.10.2.1 or Section 6.10.2.2 of this Agreement, whichever shall apply, the Company shall pay to the Investor, as liquidated damages and not as a penalty, an amount equal to twenty percent (20%) per annum of the Purchase Price of the then outstanding shares of Series A Preferred Stock or principal amount of the Note, as the case may be, payable monthly in cash or Series A Preferred Stock at the option of the Investor, based on the number of days that such condition exists beyond the applicable grace period; provided, however, that if the Restated Certificate shall not have been filed, the Company may issue a Note in lieu of shares of Series A Preferred Stock pursuant to this Section 6.10 and Section 6.11 of this Agreement. The parties agree that the only damages payable for a violation of such provisions shall be such liquidated damages. Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement. The parties hereto agree that the liquidated damages provided for in this Section 6.10.4 constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the Company to have a majority of directors as independent directors.

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6.10.5. In no event shall the total payments made pursuant to this Section 6.10 and Section 6.11, whether in cash or Series A Preferred Stock exceed in the aggregate twenty percent (20%) of the Purchase Price of the shares of Series A Preferred Stock or principal amount of the Note, as the case may be, that are outstanding as of the date on which a computation is being made.

6.11.
Independent Directors on Audit and Compensation Committees. No later than forty five (45) days the Closing Date, the Company will have an audit committee comprised solely of not less than three independent directors and a compensation committee comprised of not less than three directors, a majority of whom are independent directors. If at any time after the subsequent to the Closing Date, independent directors do not comprise all of the members of the audit committee and a majority of the members of the compensation committee within the grace periods provided in Section 6.10, the Company shall pay to the Investor, as liquidated damages and not as a penalty, an amount equal to twenty percent (20%) per annum of the Purchase Price of the then outstanding Series A Preferred Stock or principal amount of the Note, as the case may be, payable monthly in cash or Series A Preferred Stock at the option of the Investor, such payment shall be based on the number of days that such condition exists. The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing other remedies or obtaining specific performance or other equitable relief with respect to this Agreement. Notwithstanding the foregoing, no liquidated damages shall be payable pursuant to this Section 6.11 during any period for which liquidated damages are payable pursuant to Section 6.10.

6.12.
Use of Proceeds. The Company will use the net proceeds from the sale of the Note and the Warrants (excluding amounts paid by the Company for legal and administrative fees and other expenses of the transaction) for working capital and the acquisition of RTI (of which $1,500,000 shall be held in escrow as provided in the RTI Agreement) and the payment of $500,000 to Laurus.

6.13.	Right of First Refusal

6.13.1. In the event that the Company seeks to raise additional funds through a private placement of its securities (a “Proposed Financing”), other than Exempt Issuances, the Investor shall have the right to participate in any subsequent funding by the Company of the offering price on a pro rata basis, based on the percentage that (a) the number of the Investor’s Total Shares, without regard to the 4.9% Limitation, bears to (b) the total number of shares of Common Stock outstanding plus the number of Shares issuable upon conversion of the Note or Series A Preferred Stock, as the case may be, and any other series of convertible preferred stock or debt securities, without regard to the 4.9% Limitations any other limitations on exercise such other convertible preferred stock or debt securities. This Section 6.14 shall apply to each such offering based on the total purchase price of the securities being offered by the Company.

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6.13.2. The terms on which the Investor shall purchase securities pursuant to Proposed Financing shall be the same as such securities are purchased by other investors. The Company shall give the Investor the opportunity to participate in the offering by giving the Investor not less than ten (10) days notice setting forth the terms of the Proposed Financing. In the event that the terms of the Proposed Financing are changed in a manner which is more favorable to the potential investor, the Company shall provide the Investor, at the same time as the notice is provided to the other potential investors, with a new ten (10) day notice setting forth the revised terms that are provided to the other potential investors.

6.13.3. In the event that the Investor does not exercise its right to participate in the Proposed Financing within the time limits set forth in Section 6.14.2 of this Agreement, the Company may sell the securities in the Proposed Financing at a price and on terms which are no more favorable to the investors than the terms provided to the Investor. If the Company subsequently changes the price or terms so that the price is more favorable to the investors or so the terms are more favorable to the investors, the Company shall provide the Investor with the opportunity to purchase the securities on the revised terms in the manner set forth in Section 6.14.2 of this Agreement.

6.14.
Price Adjustment. From the date hereof until such time as the Investor holds no Securities, except for Exempt Issuances, as to which this Section 6.14 does not apply, if the Company closes on the sale or issuance of Common Stock at a price, or warrants, options, convertible debt or equity securities with a exercise price per share or exercise price per share which is less than the Conversion Price then in effect (such lower sales price, conversion or exercise price, as the case may be, being referred to as the “Lower Price”), the Conversion Price in effect from and after the date of such transaction shall be reduced to the Lower Price. For purpose of determining the exercise price of warrants issued by the Company, the price, if any, paid per share for the warrants shall be added to the exercise price of the warrants. A similar provision shall be included in the Warrants.

6.15.	Price Adjustments Based on EBITDA Per Share.

6.15.1. The Certificate of Designation shall contain the following provisions, and similar provisions shall be included in the Warrants.

6.15.2. In the event the Company’s consolidated EBITDA for the year ended December 31, 2006 is less than $.0019 per share on a fully-diluted basis, then the Conversion Price shall be reduced by the percentage shortfall, up to a maximum of 30%. Thus, if EBITDA per share for the year ended December 31, 2006 is $.00133 per share on a fully-diluted basis, the Conversion Price shall be reduced by 30%. Such reduction shall be made at the time the Company files its Form 10-KSB for the year ended December 31, 2006, and shall apply to the Note or all shares of the Series A Preferred Stock, as the case may be, which are outstanding on the date the Form 10-KSB is filed, or, if not filed on time, on the date that filing was required. For purpose of this Section 6.15, EBITDA shall be based on net income plus (a) any charges relating to the transaction contemplated by this Agreement, the Note and the Registration Rights Agreement plus (b) any non-recurring items other than those referred to in clause (c) of this Section 6.15.2, minus (c) any Earn-Out Payment, as defined in the RTI Agreement, or comparable payments to the former stockholders of RTI which, in the aggregate, are in excess of $750,000.

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6.15.3. In the event the Company’s consolidated EBITDA for the year ended December 31, 2007 is less than $.00549 per share on a fully-diluted basis, then the Conversion Price shall be reduced by the percentage shortfall, up to a maximum of 30%. Thus, if EBITDA for the year ended December 31, 2007 is $.003843 per share on a fully-diluted basis, the Conversion Price shall be reduced by 30%. Such reduction shall be made at the time the Company files its Form 10-KSB for the year ended December 31, 2007, and shall apply to the Note or all shares of the Series A Preferred Stock, as the case may be, which are outstanding on the date the Form 10-KSB is filed, or, if not filed on time, on the date that filing was required.

6.15.4. For purpose of determining EBITDA Per Share on a fully-diluted basis, all shares of Common Stock issuable upon conversion of convertible securities and upon exercise of warrants and options shall be deemed to be outstanding, regardless of whether (i) such shares are treated as outstanding for determining diluted earnings per share under GAAP, (ii) such securities are “in the money,” or (iii) such shares may be issued as a result of the 4.9% Limitation. The per share amounts set forth in Sections 6.15.2 and 6.15.3 of this Agreement shall be adjusted in accordance with GAAP to reflect any stock dividend, split, distribution, reverse split or combination of shares or other recapitalization.

6.16.
Insider Selling. The earliest any Restricted Stockholders can start selling their shares of Common Stock in the public market shall be twenty four (24) months from the Closing Date. Restricted Stockholders shall include all persons who are officers and directors of the Company and all persons who are, as of the date hereof, officers or directors of RTI and their spouses. Andrew Barron Worden and the Investor shall not be considered Restricted Stockholders. The restrictions in this Section 6.16 shall not apply to shares issued pursuant to a stock option or long-term incentive plans which may be approved by the Compensation Committee provided that such committee is comprises of a majority of independent directors. The Company may include in such registration statement shares of Common Stock held by former stockholders of RTI who were not officers or directors of RTI during the three months prior to the Closing Date; provided, however, that, if, in order for the registration statement to be declared effective by the SEC, it is necessary to reduce the number of shares covered by the registration statement, all of the shares being sold by such former RTI stockholders shall be excluded prior to any reduction in the shares being sold by the Investor.

6.17.
Employment and Consulting Contracts. For three years after the Closing, Company must have a unanimous approval from the Compensation Committee of the Board of Directors having reached a conclusion that any awards other than salary are usual, appropriate and reasonable for any officer, director or consultants whose compensation is more than $100,000 per annum. This Section 6.17 does not apply to attorneys, accountants and other persons who provide professional services to the Company.

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6.18.
Subsequent Equity Sales. From the date hereof until such time as the Investor hold no more than 5% of the Shares (determined as if the Note and Series A Preferred Stock were fully converted and the Warrants fully exercised), the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below). The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock. The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms which are more favorable to the Investor than the terms initially provided to the investor in its initial securities purchase agreement with the Company. The Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 6.18 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

6.19.
Approval of Restated Certificate. The Company shall obtain stockholder approval of the Restated Certificate and the file the Restated Certificate not later than one hundred twenty (120) from the Closing Date. In the event that the Restated Certificate is not filed with the Secretary of State of the State of Delaware within one hundred fifty days (150) from the Closing Date, then for each whole or partial month that elapses between the 150th day from the Closing Date and the date of such filing, the Conversion Price, then in effect of the Note and the Series A Preferred Stock (as defined in the Note and the Certificate of Designations) and the Exercise Price of the Warrants (as defined the Warrants) shall automatically be reduced by 6%.

6.20.	Stock Splits. All forward and reverse stock splits shall affect all equity and derivative holders proportionately.

6.21.
No Disclosure of Material Non-Public Information. The Company will not disclose to the Investor any material non-public information concerning the Company except (a) with the consent of Investor and (b) if such consent is given, pursuant to a non-disclosure agreement which provides, among other things, that the Investor will not disclose the material non-public information to any person and the Investor will not engage in any transactions involving the Company’s securities while in possession of material non-public information.

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6.22.
Payment of Due Diligence Expenses. At Closing the Escrow Agent shall disperse to the Barron Fifty Thousand Dollars ($50,000.00) for due diligence, legal and any other expenses which the Investor may incur in connection with this Agreement.

ARTICLE VII

COVENANTS OF THE INVESTORS

7.1.
Compliance with Law. The Investor covenants that its trading activities with respect to shares of the Company’s Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Company’s Common Stock is listed.

7.2.
Transfer Restrictions. The Investor acknowledges that (a) the Note, and Warrants and shares of Series A Preferred Stock and Common Stock issuable upon conversion of the Note and Series A Preferred Stock or upon exercise of the Warrants have not been registered under the 1933 Act, and may not be transferred unless (i) they are subject to a current and effective registration statement under the 1933 Act, or (ii) the Investor shall have delivered to the Company an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (b) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule, to the extent that such Rule is applicable.

7.3.
Restrictive Legend. The Investor acknowledges and agrees that the Securities and the Shares shall bear a restrictive legend and a stop-transfer order may be placed against transfer of any such Securities except that the requirement for a restrictive legend shall not apply to Shares sold pursuant to a current and effective registration statement or a sale pursuant Rule 144 or any successor rule:

ARTICLE VIII

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS

The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

8.1.	No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

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8.2.
Representations True and Correct. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

8.3.
Compliance with Covenants. The Investor shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

8.4.
No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

ARTICLE IX

CONDITIONS PRECEDENT TO INVESTOR’S OBLIGATIONS

The obligation of the Investor to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:

9.1.	No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

9.2.
Representations True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

9.3.
Compliance with Covenants. The Company shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

9.4.
No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

9.5.
Acquisition of RTI. The Company shall have acquired RTI pursuant to the RTI Agreement, and prior to the closing, the Company shall have provided the Investor with evidence that RTI’s EBITDA for the year ended March 31, 2006 was not less than seven hundred ninety-nine thousand dollars ($799,000), after deducting the earnout of five hundred sixty thousand dollars ($560,000).

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9.6.	Approval of Restated Certificate. The Company’s board of directors shall have approved the Restated Certificate.

9.7.
Issuance of Warrants or Stock to Former Investors. The Company shall have issued Laurus Warrant to purchase 14,583,333 shares of Common Stock, and shall have issued Keshet 3,000,000 shares of Common Stock.

ARTICLE X

TERMINATION, AMENDMENT AND WAIVER

10.1.	Termination. This Agreement may be terminated at any time prior to the Closing Date

10.1.1. by mutual written consent of the Investor and the Company;

10.1.2. by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or by the Investor upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or by either party if (a) the representations or warranties of the other party, taken together, shall fail to be true and correct in all material respects or (b) if the conditions to closing set forth in Article VIII or Article IX of this Agreement not be satisfied, and such breach or failure shall, if capable of cure, not have been cured within five (5) business days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach.

10.2.
Effect of Termination. Except as otherwise provided herein, in the event of the termination of this Agreement pursuant to Section 10.1 hereof, there shall be no liability on the part of the Company or the Investor or any of its officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease; provided, that if this Agreement shall be terminated pursuant to Section 10.1.2 of this Agreement, the breaching party shall be liable to the non-breaching party for all of the costs and expenses of the non-breaching party not to exceed $50,000. The breaching party shall be the party who shall have breached the representations, warranties, covenants and agreements under this Agreement or who shall have failed to satisfy the closing conditions.

10.3.
Amendment. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto; provided, however that the 4.9% Limitation may not be amended or waived.

10.4.
Waiver. At any time prior to the Closing Date, the Company or the Investor, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit other than the 4.9% Limitation which may not be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.

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ARTICLE XI

GENERAL PROVISIONS

11.1.
Transaction Costs. Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that party in connection with this Agreement; provided, the Company shall pay the Investor for its expenses as provided in Section 6.22.

11.2.
Indemnification. The Investor agrees to indemnify, defend and hold the Company (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of or result from any breach of this Agreement by the Investor or failure by the Investor to perform with respect to the representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. The Company agrees to indemnify, defend and hold the Investor (following the Closing Date) harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Company to perform with respect to the representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. In no event shall the Company or the Investor be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement nor shall any party have any liability hereunder in the event of gross negligence or willful misconduct of the indemnified party. In the event of the failure of the Company to issue the Series A Preferred Stock and Warrants in violation of the provisions of this Agreement, the Investor, as their sole remedy, shall be entitled to pursue a remedy of specific performance upon tender into the Court an amount equal to the Purchase Price hereunder. The indemnification by the Investor shall be limited to $50,000.00. This Section 11.2 shall not relate to indemnification under the Registration Rights Agreement.

11.3.	Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4.
Entire Agreement. This Agreement (together with the Schedule, Exhibits, Warrants and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

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11.5.
Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission or e-mail provided that any notice by facsimile or e-mail shall only be effective if receipt is acknowledged by the recipient; or (iv) on the on the date of delivery as shown on the return receipt, if mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Science Dynamics Corporation
7150 North Park Drive; Suite 500
Pennsauken, NJ 08109
Attn: Mr. Paul Burgess, CEO
Facsimile:
e-mail: pburgess@sysmanagement.com

With a copy to:

Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Attention: Asher S. Levitsky P.C.
Facsimile No.: (212) 930-9725
e-mail: alevitsky@srff.com

If to the Investor:

at its address set forth in Schedule A

11.6.
Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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11.7.
Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8.
Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation. In resolving any dispute regarding, or construing any provision in, this Agreement, there shall be no presumption made or inference drawn because of the drafting history of the Agreement, or because of the inclusion of a provision not contained in a prior draft or the deletion or modification of a provision contained in a prior draft.

11.9.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

11.10.
Jurisdiction. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the federal and state courts situated in the City, County and State of New York. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court if such party prevails on substantially all issues in dispute.

11.11.
Preparation and Filing of SEC filings. The Investor shall reasonably assist and cooperate with the Company in the preparation of all filings with the SEC after the Closing Date due after the Closing Date.

11.12.
Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

11.13.	Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

11.14.
Third Parties. Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

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11.15.
Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.16.
Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on the party who delivered the Agreement by facsimile transmission.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Investor and the Company have as of the date first written above executed this Agreement.

THE COMPANY: SCIENCE DYNAMICS CORPORATION

By:	/s/ Joseph Noto
Joseph Noto, CFO

INVESTORS: BARRON PARTNERS LP By: Barron Capital Advisors, LLC, its General Partner

By:	/s/ Andrew Barron Worden
Andrew Barron Worden Managing Partner 730 Fifth Avenue, 25th Floor New York NY 10019

Schedule A

NAME AND ADDRESS	AMOUNT OF INVESTMENT	NUMBER OF SHARES OF PREFERRED STOCK INTO WHICH NOTE IS CONVERTIBLE	NUMBER OF SHARES OF COMMON STOCK INTO WHICH PREFERRED STOCK IS CONVERTIBLE	NUMBER OF SHARES UNDERLYING “A” AND “B” WARRANTS
Barron Partners LP 730 Fifth Avenue 25th Floor New York, New York 10019 Attn: Andrew Barron Worden e-mail: abw@barronpartners.com hrm@barronpartners.com	$4,500,000	7,826,087	19,565,218	125,000,000/ 125,000,000

* Reflects one-for-ten reverse split.

Schedule 4.3.1 – Capitalization

Schedule 4.3.1
Science Dynamics Corporation, Inc
Cap Table Post RTI Closing ( Aug 31, 2006 Assumed)

	Common SHS

Share o/s as of Aug 25, 2006	113,980,767
Shares to be issued at closing:
Keshet	3,000,000

Mike Ricciardi (RTI Sale)	50,000,000

Shares o/s post closing	166,980,767

Derivatives at Closing:

Feb 28, 2005 Options SMEI EE's	1,735,000
April 1, 2005 Options CFO	2,000,000
Feb 28, 2005 Options SDC EE's	505,000
RTI Options	4,250,000

Laurus Warrants (2.0M Note)	6,000,000
Seller 5.0mshs Preferred Conversion	8,333,333
Laurus Warrants Nov18 Modification	3,000,000
Laurus Warrants	14,583,333	Replaces Laurus Debt
Friends and Family Warrrants $0.12	11,667,000
A Bashflorth options	8,000,000
P Burgess (CEO) Options	10,000,000

Total derivatives	70,073,666

Fully Diluted SH count post Closing	237,054,433

Barron:
Barron Warrants	250,000,000
Barron SHS	195,652,174

Total with Barron	682,706,607

Dragonfly warrants $.05	4,891,000
Dragonfly warrants $.125	4,891,000

Total with Barron and Dragonfly	692,488,607

Total After Reverse	69,248,861

Schedule 4.8 – Broker

Schedule 4.8 to the Securities Purchase Agreement between Science Dynamics Corporation and Barron Partners LP

Name of Broker	Amount of fee or commission due
Dragonfly Capital Partners, LLC:
$234,000 of which $134,000 shall be paid   at the closing and the balance of which shall be paid post-closing and warrants to purchase 4,891,000 shares of the Company’s common stock at $0.05 per share and warrants to purchase 4,891,000 shares of the Company’s common stock at $0.125 per share

Colebrooke Capital:	$126,000 of which $76,000 shall be paid at closing and the

CRESCENT FUND LLC	$20,000 to be paid post-closing

Watergate Holding LLC	$115,000

Exhibit A

Form of Note

Exhibit B

Form of Certificate of Designation

Exhibit C

Escrow Agreement

Exhibit D

Registration Rights Agreement

Exhibit E

Restated Certificate

Exhibit F

Form of Series B Certificate of Designation

Exhibit G-1

$.05 Warrants

Exhibit F-2

$.125 Warrant